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                            Fredrikson & Byron, P.A.
                            1100 International Centre
                             900 Second Avenue South
                             Minneapolis, MN  55402

                                 October 9, 1997


Advanced UroScience, Inc.
1290 Hammond Road
St. Paul, Minnesota  55110

     RE:  REGISTRATION STATEMENT ON FORM SB-2 - EXHIBIT 5.1

Gentlemen/Ladies:

     We have acted as counsel for Advanced UroScience, Inc. (the "Company") in connection with the Company's filing of a Registration Statement on Form SB-2 (the "Registration Statement") relating to the registration under the Securities Act of 1933 (the "Act") of 2,875,000 shares of Common Stock, including 375,000 shares subject to an over-allotment option (the "Shares").

     In connection with rendering this opinion, we have reviewed the following:

     1.   The Company's Articles of Incorporation;

     2.   The Company's Bylaws; and

     3. Certain corporate resolutions, including resolutions of the Company's Board of Directors pertaining to the issuance by the Company of the Shares covered by the Registration Statement.

     Based upon the foregoing and upon representations and information provided by the Company, we hereby advise you that in our opinion:

     1. The Company's Articles of Incorporation validly authorize the issuance of the Shares registered pursuant to the Registration Statement.

     2. Upon the delivery and payment therefor in accordance with the terms of the Registration Statement and the Underwriting Agreement described in the Registration Statement, the Shares to be issued and sold by the Company will be validly issued, fully paid and nonassessable.


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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm under the caption "Legal Matters" included in the Registration Statement and the related Prospectus.

                                   Very truly yours,

                                   FREDRIKSON & BYRON, P.A.


                                   By  /s/ Melodie R. Rose
                                       Melodie R. Rose